QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated March 26, 2015, with respect to the consolidated financial statements of Avalere Health, Inc. as of and for the year ended December 31, 2014, included in this Current Report on Form 8-K/A of Inovalon Holdings, Inc. filed with the Securities and Exchange Commission on November 17, 2015. We consent to the incorporation by reference of said report in the Registration Statement of Inovalon Holdings, Inc. on Form S-8 (File No. 333-202111).

/s/ Grant Thornton LLP

McLean, Virginia
November 17, 2015

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS